UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

EMBREX, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-19495	56-1469825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1040 SWABIA COURT, DURHAM, NORTH CAROLINA 27703

(Address of principal executive offices)

(919) 941-5185

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2006, Embrex, Inc. (the “Company”) entered into a Resignation and General Release Agreement with Catherine A. Ricks (the “Resignation Agreement”) under which Ms. Ricks resigned from her position as Corporate Officer and Vice President, Research & Development. The Resignation Agreement became effective and enforceable on March 30, 2006 (the “Resignation Date”), following the expiration of a seven-day revocation period under the Resignation Agreement. Ms. Ricks’s resignation became effective as of March 10, 2006.

Under the Resignation Agreement, Ms. Ricks will continue to be employed by the Company on a limited, part-time basis. She will receive resignation benefits in the amount of $100,000.00, less required withholdings, on September 29, 2006 and payments of $16,666.67 per month, less required withholdings, on or before the last day of each month commencing on October 31, 2006 and ending on July 31, 2007. As of and after the Resignation Date, Ms. Ricks will not be entitled to participate in any employee benefit plans or programs, bonus plans, or incentive plans not otherwise offered to other similarly situated part-time employees. Ms. Ricks also releases the Company from any and all obligations it may have under her Employment Agreement dated November 13, 1989, the Amendment to her Employment Agreement dated May 16, 1996, and her Change in Control Severance Agreement dated May 21, 1996, but she agrees and acknowledges that any previously executed confidentiality, proprietary information, secrecy, or non-competition agreements will continue to be in full force and effect after the Resignation Date.

The Resignation Agreement includes a release of customary claims and a covenant not to sue on any matters relating to the employment of Ms. Ricks arising before the execution of her Resignation Agreement. Ms. Ricks also agrees (i) not to disclose, use, or aid third parties in obtaining or using any of the Company’s confidential or proprietary information, (ii) not to solicit any of the Company’s employees or disparage the Company for a period of 24 months, and (iii) not to compete with the Company in the in ovo delivery business within certain geographical areas for a period of 24 months unless previously agreed to by the Company in writing. The Resignation Agreement also includes a release by the Company of claims arising from Ms. Ricks’s employment, other than any claims arising from any previously executed confidentiality, proprietary information, secrecy, or non-competition agreements, and the Company agrees not to disparage Ms. Ricks for a period of 24 months.

A copy of the Resignation Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. The foregoing description of the Resignation Agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Resignation and General Release Agreement dated March 23, 2006 between Embrex and Catherine A. Ricks

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBREX, INC.

	By:	/s/ Randall L. Marcuson
	Name:	Randall L. Marcuson
Dated: April 4, 2006	Title:	President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Resignation and General Release Agreement dated March 23, 2006 between Embrex and Catherine A. Ricks

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